EXHIBIT 99.1

                                               [International DisplayWorks, Inc.
                                                         Corporate Logo Omitted]

   International DisplayWorks Announces That D. Paul Regan, CPA, CFE, To Join
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                               Board of Directors
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 Chair of the California Society of Certified Public Accountants (CalCPA) brings more than 25-years of experience in forensic accounting and litigation consulting

                              FOR IMMEDIATE RELEASE
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For additional information contact:
Tom Lacey, CEO                              or       Matthew Hayden, President
International DisplayWorks, Inc.                     Hayden Communications, Inc.
(916) 415-0864                                       (843) 272-4653
                                                     matt@haydenir.com


ROCKLIN, Calif., -- December 7, 2004-- International DisplayWorks, Inc. (IDW) (OTC/BB: IDWK) today announced that D. Paul Regan, a certified public accountant with more than 25 years experience in forensic accounting and litigation consulting, and the current Chair of the California Society of Certified Public Accountants (CalCPA), has agreed to join International DisplayWorks' Board of Directors.

Mr. Regan currently serves as President and Chairman of Hemming Morse, Inc., and Managing Director of Hemming Morse Inc.'s Litigation Services Group. In that role, he helps attorneys in all phases of the litigation consulting engagement. He has more than 25 years of experience in forensic accounting across a broad range of legal issues including product liability, intellectual property, securities and contract issues, antitrust and fraud, as well as embezzlement and professional liability. He has provided forensic consulting services in some of the most complex litigation cases tried in the United States involving products and industries as diverse as mortgage banking, the steel and automotive industries, securities trading, highway and power plant construction, motion pictures, airline acquisitions, and insurance. Mr. Regan has testified as an expert witness for small entities as well as for large publicly held companies, and has appeared before various state courts, federal courts, the California Public Utilities Commission, the American Arbitration Association, and The World Court. Mr. Regan is a member of numerous professional organizations. He earned a bachelor of science in accounting from the University of San Francisco, and a Master of Science degree from Golden Gate University in San Francisco.

"Paul makes an outstanding addition to our team and represents an ideal independent director," commented Tom Lacey, International DisplayWorks' Chief Executive Officer. "We believe bringing in an experienced accounting expert as a director strengthens our board, and in particular, our financial expertise. Paul has actively campaigned for higher standards for the financial reports and financial management of public companies, and we believe his integrity, experience, and credibility not only matches, but further enhances, the management team and the ethical standards we have built at IDW."

"Tom and his team at IDW share my fervent belief that trust is the cornerstone of our financial markets, and I have thus far been impressed with the desire of the entire IDW team to maintain the highest ethical standards for financial reporting," Mr. Regan commented. "I look forward to working with the IDW team, helping them to maintain the already high level of integrity and financial transparency in their reporting, thereby maintaining credibility with the investment community."

About International DisplayWorks


International DisplayWorks, Inc. is a manufacturer and designer of high quality liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW owns 410,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately more than 2,000 people. Sales offices are located in US, Europe, Hong Kong, Singapore, and China. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com.




NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.